INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of Capital Cash Management Trust:

	We have audited the accompanying statements of assets and liabilities, including the statement of investments of the Capital Cash Management Trust and Capital Cash U.S. Government Securities Trust, two of the portfolios of the Capital Cash Management Trust ("the Trust"), as of June 30, 2001, and the related statements of operations, the statements of changes in net assets and financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence
 supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 2001, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position
 of the Trust
as of June 30, 2001, the results of its operations, the changes in its net assets and financial highlights for the periods indicated herein, in conformity with accounting principles generally accepted in the United States of America.



/s/  KPMG LLP
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New York, New York
July 18, 2001